SCHEDULE 14A

                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the registrant |X|
    Filed by a party other than the registrant |_|
    Check the appropriate box:
    |_| Preliminary proxy statement
    |X| Definitive proxy statement
    |_| Definitive additional materials
    |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

        The BlackRock North American Government Income Trust Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 Not Applicable
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
         |X|  No fee required.
         |_|  Fee computed on table below per Exchange Act Rules 14a-(i)(4)
              and 0-11.
         (1)  Title of each class of securities to which transaction applies:
                   Common Stock, par value $0.01 per share.
--------------------------------------------------------------------------------

         (2)  Aggregate number of securities to which transactions applies:
         36,207,093 shares of Common Stock, par value $0.01 per share.
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                       N/A
--------------------------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:
                                       N/A
--------------------------------------------------------------------------------

         (5)  Total fee paid:
                                       N/A
--------------------------------------------------------------------------------

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)  Amount previously paid:

--------------------------------------------------------------------------------

         (2)  Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

         (3)  Filing party:

--------------------------------------------------------------------------------

         (4)  Date filed:

--------------------------------------------------------------------------------

[GRAPHIC OMITTED]





[GRAPHIC OMITTED]



---------------





       THE BLACKROCK NORTH AMERICAN GOVERNMENT INCOME TRUST INC. ("BNA")

                              GATEWAY CENTER THREE
                              100 MULBERRY STREET
                            NEWARK, NEW JERSEY 07102

                               ----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               ----------------
                           TO BE HELD ON MAY 19, 1999


To the Stockholders of BNA:

     The Annual Meeting of Stockholders of BNA will be held at One Seaport Plaza, New York, New York on May 19, 1999 at 10:00 a.m. (New York Time) for the following purposes:


   1. To elect three Directors, each to hold office for the term indicated and until his successor shall have been elected and qualified;

   2. To consider and act upon the ratification of the selection of Deloitte & Touche LLP as independent auditors of BNA for the fiscal year ending October 31, 1999;
   3. To approve or reject the shareholder proposal requesting that BNA shall promptly conduct a self-tender offer for a significant percentage of its outstanding shares at net asset value.
   4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     THE BOARD OF DIRECTORS OF BNA RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 AND 2 AND "AGAINST" PROPOSAL 3.


     We encourage you to contact BlackRock at (800) 227-7BFM (7236) if you have any questions.

     The stock transfer books will not be closed, but in lieu thereof, the Board of Directors has fixed the close of business on February 26, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.



                                   By order of the Board of Directors of BNA



                                   Karen H. Sabath, Secretary


New York, New York
March 31, 1999

 IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE APPROPRIATE ENCLOSED PROXY OR PROXIES IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

           THE BLACKROCK NORTH AMERICAN GOVERNMENT INCOME TRUST INC.
                              GATEWAY CENTER THREE

                              100 MULBERRY STREET
                            NEWARK, NEW JERSEY 07102
                               ----------------
                                PROXY STATEMENT
                               ----------------
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1999

                                  INTRODUCTION


     This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of BNA of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") of BNA to be held at One Seaport Plaza, New York, New York, on May 19, 1999 at 10:00 a.m. (New York Time), and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy to be voted at the Meeting. The persons named as proxies will vote in favor of any such adjournment those proxies which instruct them to vote in favor of any of the proposals. Conversely, they will vote against any such adjournment any proxies which instruct them to vote against the proposals.

     The cost of soliciting proxies will be borne by BNA. In addition, certain officers, directors and employees of BNA, Prudential Investments Fund Management LLC and BlackRock Financial Management, Inc. (the "Adviser") (none of whom will receive additional compensation therefor) may solicit proxies in person or by telephone, telegraph, or mail. In addition, BNA may employ Shareholder Communications Corporation pursuant to its standard contract as proxy solicitor, the cost of which will be borne by BNA and is estimated to be approximately $3,500. The Adviser is located at 345 Park Avenue, New York, New York 10154.

     All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Abstentions will be counted as present but not voting with respect to those proposals from which a stockholder abstains. Broker non-votes will be treated as shares that are not present. Unless instructions to the contrary are marked, shares represented by all properly executed proxies will be voted "FOR" the Proposals 1 and 2 and "AGAINST" Proposal 3. Important information regarding this Proposal submitted by a shareholder and included as part of this proxy statement, begins on page 10.

     Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of BNA at the applicable address indicated above or by voting in person at the Meeting.

     Some proposals require more votes than others to be approved. An affirmative vote of a simple majority of the shares present and voting at the meeting at which a quorum is present is necessary to ratify the selection of independent auditors and the shareholder proposal. The affirmative vote of a plurality of the shares present at the meeting at which a quorum is present is necessary to elect the director nominees.

     The Board of BNA knows of no business other than that specifically mentioned in the Notice of Meeting which will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

     The Board of BNA has fixed the close of business on February 26, 1999, as the record date for the determination of stockholders of BNA entitled to notice of and to vote at the Meeting or any adjournment thereof. Stockholders of BNA on that date will be entitled to one vote on each matter to be voted on for each share held and a fractional vote with respect to fractional shares with no cumulative voting rights.

     Pursuant   to   the  rules  promulgated  by  the  Securities  and  Exchange
Commission, Class 1 Directors, the auditors and the shareholder proposal will be voted on by stockholders of BNA.

     At the close of business on February 26, 1999, BNA had outstanding 36,207,093 shares of Common Stock, par value $0.01 per share, which is the only authorized class of stock.

     The principal executive offices of BNA are located at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102. The enclosed proxy and this proxy statement are first being sent to BNA stockholders on or about March 31, 1999.

     BNA will furnish, without charge, a copy of its most recent Annual Report and the most recent Semi-Annual Report succeeding the Annual Report, if any, to any stockholder upon request, provided such Annual or Semi-Annual Report is not enclosed herein. Requests should be directed to 345 Park Avenue, New York, New York 10154 (telephone number (800) 227-7BFM(7236)).

     As of February 26, 1999, to the knowledge of BNA, no person beneficially owned more than 5% of any Trust, except that 3,924,900 of the outstanding common shares of BNA (or 10.8% of the outstanding common shares) are held by Tattersall Advisory Group, Inc., which is located at 6802 Paragon Place, Suite 200, Richmond, Virginia 23230.




                                PROPOSAL NO. 1.

                             ELECTION OF DIRECTORS


     At the Meeting, Class I Directors will be elected to serve for a term of three years and until their successors are elected and qualify. There are only three nominees because the Board is classified into three classes and only one class is being elected at the Meeting. The other classes will be elected at subsequent annual meetings of stockholders. The affirmative vote of a plurality of the shares present at the Meeting at which a quorum is present is required to elect the nominees. It is the intention of the persons named in the enclosed proxy to vote in favor of the election of the persons listed below. The Board of Directors of BNA recommends that you vote "FOR" the nominees.

     The Board of Directors of BNA knows of no reason why any of the nominees listed below will be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

     Certain information concerning the nominees of BNA is set forth below. All of the nominees are currently Directors of BNA and have served in such capacity since BNA commenced its operations except that Richard E. Cavanagh has served as Director since his appointment by each of the Boards on August 11, 1994 to fill a vacancy and James Clayburn LaForce, Jr. has served as Director since his election at BNA's annual meeting of stockholders on June 19, 1992 and Walter F. Mondale, who was previously a Director of BNA from inception to August 12, 1993, has served as Director since his election at BNA's annual meeting of stockholders on April 15, 1997. Each director also serves as a director of The BlackRock Investment Quality Municipal Trust Inc., The BlackRock Insured Municipal 2008 Term Trust Inc., The BlackRock California Insured Municipal 2008 Term Trust Inc., The BlackRock Florida Insured Municipal 2008 Term Trust Inc., The BlackRock New York Insured Municipal 2008 Term Trust Inc., The BlackRock Broad Investment Grade 2009 Term Trust Inc., The BlackRock Income Trust Inc., The BlackRock 1999 Term Trust Inc., The BlackRock Target Term Trust Inc., The BlackRock Investment Quality Term Trust Inc., The BlackRock Advantage Term Trust Inc., The BlackRock Municipal Target Term Trust Inc., The BlackRock California Investment Quality Municipal Trust Inc., The BlackRock Florida Investment Quality Municipal Trust Inc., The BlackRock New Jersey Investment Quality Municipal Trust Inc., The BlackRock New York Investment Quality Municipal Trust Inc., The BlackRock Insured Municipal Term Trust Inc., The BlackRock 2001 Term Trust Inc., The BlackRock Strategic Term Trust Inc. and The BlackRock High Yield Trust (each a "Trust" and collectively the "Fund Complex"). Each Trust is a closed-end registered investment company advised by BlackRock Financial Management, Inc. In addition, Messrs. Fink and Grosfeld serve as directors of BlackRock Fund Investors I, BlackRock Fund Investors II, BlackRock Fund Investors III and BlackRock Asset Investors (collectively, "BAI"). Mr. Fink serves as a director of BlackRock MQE Investors and Anthracite Capital, Inc. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. The "interested" Directors (as defined by Section 2(a)(19) of the Investment Company Act of 1940) are indicated by an asterisk(*). Unless specified otherwise below, the business address of the Directors and officers of BNA and the Adviser is 345 Park Avenue, New York, New York 10154.





                                                                                TRUST       % OF
                                  PRINCIPAL OCCUPATIONS OR                     SHARES      SHARES
NAME AND AGE                     EMPLOYMENT IN PAST 5 YEARS                   OWNED(*)   OUTSTANDING
---------------------- ---------------------------------------------         ---------- ------------
Andrew F. Brimmer      President of Brimmer & Company, Inc., a         BNA      10       (1)
4400 MacArthur Blvd    Washington, D.C.-based economic and finan-
N.W. Suite 302         cial consulting firm. Formerly member of the
Washington, DC 20007   Board of Governors of the Federal Reserve
 Age: 72               System. Director, AirBorne Express, Borg-
Class III (*)          Warner Automotive and CarrAmerica Realty
                       Corporation.

                                                                                        TRUST       % OF
                                        PRINCIPAL OCCUPATIONS OR                       SHARES      SHARES
NAME AND AGE                           EMPLOYMENT IN PAST 5 YEARS                    OWNED(*)   OUTSTANDING
-------------------------- -------------------------------------------------         ---------- ------------
Richard E. Cavanagh        President and Chief Executive Officer of The        BNA      100      (1)
845 Third Avenue           Conference Board, Inc., a leading global busi-
New York, NY 10022         ness membership organization. Former Execu-
 Age: 52                   tive Dean of the John F. Kennedy School of
Class I (*)                Government at Harvard University from 1988-
                           1995. Acting Director, Harvard Center for Busi-
                           ness and Government (1991-1993). Formerly
                           Partner (principal) of McKinsey & Company,
                           Inc. (1980-1988). Former Executive Director of
                           Federal Cash Management, White House Office
                           of Management and Budget (1977-1979).
                           Co-author, THE WINNING PERFORMANCE (best
                           selling management book published in 13
                           national editions.) Trustee, Wesleyan Univer-
                           sity, Drucker Foundation and Educational Test-
                           ing Service (ETS). Director, Archer Chemicals
                           (chemicals), Fremont Group (investments) and
                           The Guardian Life Insurance Company of
                           America.

Kent Dixon                 Consultant/Investor. Former President and            BNA       100    (1)
9495 Blind Pass Road       Chief Executive Officer of Empire Federal Sav-
Unit #602                  ings Bank of America and Banc PLUS Savings
St. Petersburg, FL 33706   Association, former Chairman of the Board,
 Age: 61                   President and Chief Executive Officer of North-
Class III (*)              east Savings. Former Director of ISFA (the
                           owner of INVEST, a national securities broker-
                           age service designed for banks and thrift insti-
                           tutions).

Frank J. Fabozzi           Consultant. Editor of THE JOURNAL OF PORTFOLIO      BNA         10    (1)
858 Tower View Circle      MANAGEMENT and Adjunct Professor of Finance
New Hope, PA 18938         at the School of Management at Yale Univer-
 Age: 50                   sity. Director, Guardian Mutual Funds Group.
Class II (*)               Author and editor of several books on fixed
                           income portfolio management. Visiting Profes-
                           sor of Finance and Accounting at the Sloan
                           School of Management, Massachusetts Insti-
                           tute of Technology from 1986 to August 1992.

                                                                                             TRUST       % OF
                                            PRINCIPAL OCCUPATIONS OR                        SHARES      SHARES
NAME AND AGE                               EMPLOYMENT IN PAST 5 YEARS                     OWNED(*)   OUTSTANDING
----------------------------- ---------------------------------------------------         ---------- ------------
Laurence D. Fink              Chairman and Chief Executive Officer of Black-        BNA      10       (1)
 Age: 46                      Rock Financial Management, Inc., the Adviser.
Class III (*)                 Formerly, a Managing Director of The First
                              Boston Corporation, member of its Manage-
                              ment Committee, co-head of its Taxable Fixed
                              Income Division and head of its Mortgage and
                              Real Estate Products Group. Currently, Chair-
                              man of the Board and Director of each of
                              BlackRock's Trusts and Anthracite Capital, Inc.
                              and as Director of BAI and BlackRock MQE
                              Investors. Trustee of New York University
                              Medical Center, Dwight-Englewood School,
                              National Outdoor Leadership School and Phoe-
                              nix House. A Director of VIMRx Pharmaceuti-
                              cals, Inc. and Innovir Laboratories, Inc.

James Grosfeld                Consultant/Investor. Director of BAI and              BNA      10       (1)
20500 Civic Center Drive      Copart, Inc. (retail automobile). Formerly
Suite 3000                    Chairman of the Board and Chief Executive
Southfield, MI 48076          Officer of Pulte Corporation (homebuilding and
 Age: 61                      mortgage banking and finance) from May
Class I (*)                   1974-April 1990.

James Clayburn LaForce, Jr.   Dean Emeritus of The John E. Anderson                 BNA      10       (1)
P.O. Box 1595                 Graduate School of Management, University of
Pauma Valley, CA 92061        California since July 1, 1993. Director, Eli Lilly
 Age: 70                      and Company (pharmaceuticals), Imperial
Class I (*)                   Credit Industries (mortgage banking), Jacobs
                              Engineering Group, Inc., Rockwell Interna-
                              tional Corporation, Payden & Rygel Investment
                              Trust (mutual fund), Provident Investment
                              Counsel Funds (investment companies),
                              Timken Company (roller bearing and steel) and
                              Motor Cargo Industries (transportation). Act-
                              ing Dean of The School of Business, Hong
                              Kong University of Science and Technology
                              1990-1993. From 1978 to September 1993,
                              Dean of The John E. Anderson Graduate
                              School of Management, University of California.

                                                                                       TRUST        % OF
                                      PRINCIPAL OCCUPATIONS OR                        SHARES       SHARES
NAME AND AGE                         EMPLOYMENT IN PAST 5 YEARS                     OWNED(*)    OUTSTANDING
------------------------  ------------------------------------------------          ----------  ------------
Walter F. Mondale         Partner, Dorsey & Whitney, a law firm (Decem-      BNA       20        (1)
220 South Sixth Street    ber 1996-present, September 1987-August
Minneapolis, MN 55402     1993). Formerly, U.S. Ambassador to Japan
 Age: 71                  (1993-1996). Formerly Vice President of the
Class II (*)              United States, U.S. Senator and Attorney Gen-
                          eral of the State of Minnesota. 1984 Demo-
                          cratic Nominee for President of the United
                          States.

Ralph L. Schlosstein      President of BlackRock Financial Management,        BNA      1,500     (1)
 Age: 48                  Inc., the Adviser. Formerly, a Managing Direc-
Class II (*)              tor of Lehman Brothers, Inc. and co-head of its
                          Mortgage and Savings Institutional Group.
                          Currently, President of each of BlackRock's
                          Trusts. Trustee of Denison University and New
                          Visions for Public Education in New York City.
                          A Director of the Pulte Corporation and a
                          member of the Visiting Board of Overseers of
                          the John F. Kennedy School of Government at
                          Harvard University.


------------
  (1) Less than 1%.

  (*)  Only Class I Directors are being elected by BNA.


     All Directors and officers as a group owned less than 1% of the shares of BNA as of February 26, 1999. BNA has an executive committee composed of Messrs. Fink and Schlosstein.

     BNA does not have a compensation or nominating committee of the Board of Directors, or committees performing similar functions. BNA has an audit committee composed of all the Directors who are not interested persons of BNA or the Adviser (the "Independent Directors") which is charged with recommending a firm of independent accountants to BNA and reviewing accounting matters with the accountants. There were two meetings of the audit committee held between November 1, 1997 and October 31, 1998. All members attended at least 75% of the meetings.

     Four meetings of the Boards of Directors of BNA were held between November 1, 1997 and October 31, 1998. All Directors attended at least 75% of the meetings.

     In addition to Messrs. Fink and Schlosstein, all the following executive officers hold the positions indicated opposite their names.

NAME AND AGE                 TITLE               OTHER PRINCIPAL OCCUPATIONS IN PAST 5 YEARS
-------------------- --------------------- ------------------------------------------------------
Scott Amero          Vice President        Managing Director of the Adviser. From 1985 to 1990,
  Age: 35                                  Vice President at The First Boston Corporation in the
                                           Fixed Income Research Department
Keith T. Anderson    Vice President        Managing Director of the Adviser. From February
  Age: 39                                  1987 to April 1988, Vice President at The First
                                           Boston Corporation in the Fixed Income Research
                                           Department. Previously Vice President and Senior
                                           Portfolio Manager at Criterion Investment
                                           Management Company (now Nicholas-Applegate).
Henry Gabbay         Treasurer             Managing Director of the Adviser. From September
  Age: 51                                  1984 to February 1989, Vice President at The First
                                           Boston Corporation.
Michael C. Huebsch   Vice President        Managing Director of the Adviser. From July 1985 to
  Age: 40                                  January 1989, Vice President at The First Boston
                                           Corporation in the Fixed Income Research
                                           Department.
Robert S. Kapito     Vice President        Managing Director and Vice Chairman of the
  Age: 42                                  Adviser. From December 1985 to March 1988, Vice
                                           President at The First Boston Corporation in the
                                           Mortgage Products Group.
James Kong           Assistant Treasurer   Managing Director of the Adviser. From April 1987
  Age: 38                                  to April 1989, Assistant Vice President at The First
                                           Boston Corporation in the CMO/ABO
                                           Administration Department. Previously affiliated
                                           with Deloitte, Haskins & Sells (now Deloitte &
                                           Touche LLP).
Karen H. Sabath      Secretary             Managing Director of the Adviser. From June 1986
  Age: 33                                  to July 1988, Associate at The First Boston
                                           Corporation in the Mortgage Finance Department.
                                           From August 1988 to December 1992, Associate/
                                           Vice President of the Adviser.
Richard Shea, Esq.   Vice President/Tax    Director of the Adviser. From December 1988 to
  Age: 39                                  February 1993, Associate Vice President and Tax
                                           Counsel at Prudential Securities, Inc. From August
                                           1984 to December 1988, Senior Tax Specialist at
                                           Laventhol & Horwath.

                                  REMUNERATION

     The   following   table   sets  forth  certain  information  regarding  the
compensation of the Fund's directors and officers.




                                                                  TOTAL COMPENSATION
                                           COMPENSATION          FROM THE FUND COMPLEX
NAME OF PERSON AND POSITION                  FROM BNA       PAID TO DIRECTORS AND OFFICERS*
---------------------------------------   --------------   --------------------------------
Andrew R. Brimmer .....................       $12,000                $  160,000(21)
Richard E. Cavanagh ...................       $12,000                $  160,000(21)
Kent Dixon ............................       $12,000                $  160,000(21)
Frank J. Fabozzi ......................       $12,000                $  160,000(21)
James Grosfeld ........................       $12,000                $  192,500(25)
James Claybourne LaForce, Jr. .........       $12,000                $  160,000(21)
Walter F. Mondale .....................       $12,000                $  160,000(21)


------------

* Represents the total compensation paid to such persons during the calendar year ended December 31, 1998 by investment companies (including BNA) from which such person receives compensation that are considered part of the same fund complex as the Fund because they have common or affiliated investment advisers. The number in parentheses represents the number of such investment companies.



     The attendance fees of each Independent Director of BNA are reduced proportionately, based on each Trust's net assets, so that the aggregate per meeting fee for all meetings of the boards of directors of the Fund Complex held on a single day does not exceed $20,000 for any Director. The $6,000 per annum fee for serving on each Board is also reduced proportionately, based on each Trust's net assets. For BNA fees of $85,000 were accrued from November 1, 1997 to October 31, 1998. None of the Directors received any pension or retirement benefits. None of the officers of BNA received any compensation, including pension or retirement benefits, from BNA for such period. Messrs. Fink, Schlosstein, Amero, Anderson, Gabbay, Huebsch, Kapito, Kong, Shea and Ms. Sabath, officers and/or Directors of BNA, are also affiliated with the Adviser. They receive compensation from the Adviser although under the terms of the investment advisory agreements some portion of their compensation could be reimbursable by BNA to the extent such person's working time is devoted to BNA's operations.

     THE BOARD OF DIRECTORS OF BNA RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES PRESENT IS NECESSARY TO ELECT THE DIRECTOR NOMINEES.

                                PROPOSAL NO. 2.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


     Deloitte & Touche LLP ("D&T") has been selected as the independent auditors by a majority of BNA's Board of Directors, including a majority of the Independent Directors, by vote cast in person subject to ratification by the stockholders at the Meeting to audit the accounts of BNA for and during BNA's fiscal year ending in 1999. BNA does not know of any direct or indirect financial interest of D&T in BNA.


     Representatives of D&T will attend the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to answer questions.

     The affirmative vote of a simple majority of shares present and voting at the meeting at which a quorum is present is required to ratify the selection of D&T.


     THE BOARD OF DIRECTORS OF BNA RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS. AN AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF THE SHARES AT THE MEETING AT WHICH A QUORUM IS PRESENT AND VOTING IS NECESSARY TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS.



                                 PROPOSAL NO. 3

                              SHAREHOLDER PROPOSAL


     The Trust has received the following proposal and supporting statement from Opportunity Partners L.P. which advised the Trust that, at the time it submitted its proposal to the Trust, it had owned shares of the Trust with a market value of at least $2,000 continuously for the preceding year. The Trust will provide the address of Opportunity Partners L.P. to any person who so requests such information orally or in writing, promptly upon the receipt of any oral or written request therefor, to BNA at 345 Park Avenue, New York, New York 10154, telephone number 1-800-227-7236. The Board and the Trust accept no responsibility for the accuracy of either the proposal or Opportunity Partners L.P.'s supporting statement. Approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast in person or by proxy with respect to the proposal. For the reasons set forth in detail in the Opposing Statement of the Board of Directors, which follows Opportunity Partners L.P.'s Supporting Statement, the Board, including the INDEPENDENT DIRECTORS, recommends a vote AGAINST this shareholder proposal. The text of the shareholder proposal and supporting statement is as follows:


     Resolved: "It is requested that the Trust shall promptly conduct a self-tender offer for a significant percentage of its outstanding shares at net asset value ("NAV").


                              SUPPORTING STATEMENT

     My name is Phillip Goldstein and I have been a shareholder of the Trust since April, 1996. Its shares have long traded at a significant discount to NAV. As of September 3, 1998, the discount was 19.3%. That represents a total loss in shareholder value of approximately $78 million.


     One reason for the persistent discount may be the Trust's poor long-term performance despite generally favorable market conditions. The Trust's objective is to provide high monthly income consistent with the preservation of capital. However, since its inception over six years ago, shareholders have seen the market value of their shares fall from $15 to $9.56. Meanwhile, annual distributions have shrunk from $1.20 to $0.84.

     Even though shareholders have been suffering for a long time, management has done nothing to alleviate their pain. In the Trust's most recent report to shareholders, the discount is not even discussed. The Trust's prospectus said that the Board of Directors would consider buying shares in the market if they trade at a discount to NAV but not a single share has ever been repurchased. What are they waiting for?

     Management insists that the Trust's so-called independent directors have always diligently monitored the discount and have determined not to take any action to narrow it. Take this assurance with a large grain of salt. These "independent" directors were selected by BlackRock, the Trust's investment adviser and they serve on the boards of a number of other BlackRock trusts. They are paid between $140,000 and $160,000 per year for serving on these boards. Do you think their loyalties lie with the shareholders or with BlackRock? Can we trust these highly paid directors to objectively consider actions that could lead to a reduction in BlackRock's advisory fees? The answer is obvious. In any case, if management is unwilling to act in our best interests, shareholders have a right to take matters into their own hands.


     A tender offer, combined with a commitment to narrow the discount, will allow shareholders to realize NAV for a portion of their investment and lead to a smaller discount. It will also reduce BlackRock's fees. Keep that in mind as you review management's opposition statement. Also, keep in mind that most of the "independent" directors of the Trust - the ones who are supposed to be our watchdogs over BlackRock but who each collect $140,000 or more for "serving" on the boards of other BlackRock trusts - own a measly 10 shares of the Trust. Then use your common sense and vote for what is best for you.



                           OPPOSING STATEMENT OF THE

                               BOARD OF DIRECTORS


     THE BOARD OF DIRECTORS OF BNA UNANIMOUSLY OPPOSES THE PROPOSAL DESCRIBED ABOVE AND STRONGLY URGES ALL STOCKHOLDERS TO VOTE AGAINST THE PROPOSAL FOR THE REASONS NOTED BELOW.

     On February 18, 1999, the Board of Directors of BNA unanimously resolved to recommend that Stockholders vote AGAINST the above proposal, as we do not believe that the proposal is in the best interests of all Stockholders. We believe the negative impact to remaining long-term Stockholders will outweigh the modest potential benefits to the Stockholders that elect to participate in the proposed offer.

     We believe that a tender offer will negatively impact Stockholders on three levels: 1) your investment in BNA will be adversely impacted from a long-term investment perspective as a result of a reduction in portfolio management flexibility; 2) independent case study analysis has shown that tender offers or other measures attempting to narrow a fund's discount benefit only those Stockholders who desire short-term gains and have not historically provided significant long-term improvement in the relationship of price to NAV; and 3) a reduction in income as a result of an increase in the expense ratio of BNA due to fixed costs being borne by a smaller asset base.

Adverse Portfolio Impact:
-------------------------


     In the event BNA conducts a tender offer for a significant percentage of outstanding shares, BlackRock would be forced to sell securities to raise enough cash to pay Stockholders who elect to tender their shares to the Trust. This will result in a reduction of portfolio management flexibility, which may be detrimental to remaining Stockholders for two reasons: (l) BNA would be required to sell assets at what may be inopportune times and indeed could face losses if it is forced to liquidate assets at disadvantageous prices; and (2) BlackRock's ability to optimally manage BNA's tax position may be jeopardized.
Simply, we believe that a tender offer undermines the fundamental portfolio management, and hence Stockholder, benefits of a closed-end fund structure. The closed-end structure allows for the execution of long-term trading strategies and the effective use of leverage to enhance dividend income.

Discount to NAV Relationship:
-----------------------------

     Traditional tender offers have had a minimal and short-term effect on the stock price of closed-end funds. Case studies show that a fund's premium or discount will show short-term improvement but will ultimately resemble the peer group average. Therefore, only those Stockholders seeking short-term gains may benefit at the expense of long-term Stockholders. Also, remaining Stockholders will own a smaller and potentially weaker portfolio whose discount to NAV will likely be similar to pre-tender offer levels.

     CDA/Wiesenberger, a leading independent closed-end fund research organization, published a study in September 1998 which focused on the effects of closed-end funds converting to open-end status and the impact on long-term Stockholders. By evaluating specific funds, the study concluded that such a strategy, which is similar to a tender offer, required unwanted portfolio restructuring which was ultimately harmful to the remaining Stockholders.

Increased Expenses:
-------------------

     Upon completion of a tender offer, BNA would retire all tendered shares, reducing the number of outstanding BNA shares on the New York Stock Exchange and increasing the Trust's operating expense ratio for remaining Stockholders in the resultant smaller fund. In addition, liquidating positions of BNA's portfolio to raise cash for the repurchase of shares and the related tender offer would result in the occurrence of transaction costs. In sum, the increased expenses would reduce the income of the Trust and hence the dividend to stockholders.

Conclusion:
-----------

     THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL SO THAT BNA'S INVESTMENT ADVISER CAN CONTINUE TO MANAGE BNA IN ACCORDANCE WITH THE INVESTMENT PRINCIPLES SET FORTH IN ITS PROSPECTUS AND TO ENABLE STOCKHOLDERS TO PARTICIPATE FULLY IN BNA'S LONG-TERM PORTFOLIO MANAGEMENT STRATEGIES.

                            ADDITIONAL INFORMATION
                              INVESTMENT ADVISER


     BlackRock was formed in 1988 to provide investment advisory services for individual and institutional investors. In February 1995, BlackRock was acquired by PNC Bank, N.A. and became a wholly owned subsidiary of PNC Asset Management Group. In January 1998, 20% of BlackRock was purchased by the managing directors of BlackRock such that PNC Asset Management Group now owns
80% of BlackRock. In early 1998, the five investment management firms that comprise the PNC Asset Management Group consolidated under BlackRock, resulting in a $100 billon money management firm offering established investment expertise in domestic and international equity, global fixed income, cash management as well as risk management technology. The integrated BlackRock is among the 25 largest money management firms in the country.


     The executive officers of the Adviser are:



NAME                            POSITION
------------------------------- -------------------------------------
  Laurence D. Fink              Chairman and Chief Executive Officer
  Ralph L. Schlosstein          President
  Robert S. Kapito              Vice Chairman
  Henry Gabbay                  Managing Director


Messrs. Fink and Schlosstein are officers and Directors, and Messrs. Gabbay and Kapito are officers of the Trusts.



                              FINANCIAL STATEMENTS


     BNA will furnish, without charge, a copy of BNA's most recent Annual Report and the most recent Semi-Annual Report succeeding the Annual Report, if any, to any stockholder upon request, provided such Annual or Semi-Annual Report is not enclosed herein. Requests should be directed to 345 Park Avenue, New York, New York 10154 (telephone number (800) 227-7BFM(7236)).




                       DEADLINE FOR STOCKHOLDER PROPOSALS


     Stockholder proposals intended to be presented at the 2000 Annual Meeting of the Stockholders of BNA must be received by November 5, 1999 to be included in the proxy statement and the form of proxy relating to that meeting as the Trust expects that the 2000 Annual Meeting will be held in May of 2000.

                                 OTHER MATTERS

     The management knows of no other matters which are to be brought before the Meeting. However, if any other matters not now known or determined properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

     All proxies received will be voted in favor of all the proposals, unless otherwise directed therein.


                                        Very truly yours,



                                        LAURENCE D. FINK
                                        Chairman and Chief Executive Officer


                                        RALPH L. SCHLOSSTEIN
                                        President


March 31, 1999

                                      PROXY

                                 THE BLACKROCK
                   NORTH AMERICAN GOVERNMENT INCOME TRUST INC.
                                  COMMON STOCK

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Karen H. Sabath, Robert S. Kapito and Henry Gabbay as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of The BlackRock North American Government Income Trust Inc. (the "Trust") held of record by the undersigned on February 26, 1999 at the Annual Meeting of Stockholders of the Trust to be held on May 19, 1999 or at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3.

--------------------------------------------------------------------------------
                    PLEASE MARK BOXES IN BLUE OR BLACK INK.
                  SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                    USING THE ENCLOSED POSTAGE PAID ENVELOPE.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

================================================================================
                                 THE BLACKROCK
                   NORTH AMERICAN GOVERNMENT INCOME TRUST INC.
================================================================================
                                  COMMON STOCK




                                                       -------------------------
Please be sure to sign and date this Proxy.             Date
                                                       -------------------------



-------------Stockholder sign here-------------Co-owner sign here---------------




1. Election of Directors.

RICHARD E. CAVANAGH
JAMES GROSFELD
JAMES CLAYBURN LAFORCE, JR.

                                  FOR ALL NOMINEES    WITHHOLD    FOR ALL EXCEPT
                                        / /              / /           / /


Instruction: To withhold authority to vote "For" any individual nominee, mark the "For All Except" box and strike a line through the nominee's name in the list above.




2. To  consider  and act  upon
   the   ratification  of  the
   selection   of  Deloitte  &
   Touche LLP as  auditors  of
   the Trust  for the  Trust's
   fiscal year ending  October
   31, 1999.
                                      FOR              AGAINST        ABSTAIN
                                      / /                / /            / /



3. To  request that the  Trust
   shall  promptly  conduct  a
   self-tender  offer   for  a
   significant  percentage  of
   its outstanding  shares  at
   net asset value.

                                      FOR              AGAINST        ABSTAIN
                                      / /                / /            / /



4. To   transact   such  other
   business  as  may  properly
   come  before the meeting or
   any adjournments thereof.
                                      FOR              AGAINST        ABSTAIN
                                      / /                / /            / /




   Mark  box  at  right  if  an  address
   change or  comment  has been noted on
   the reverse side of this card.                                      / /